N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS                  ALBANY, NY 12231

                                FILING RECEIPT

CORPORATION NAME:  ATLANTIS AQUAFARM, INC.
DOCUMENT TYPE:  INCORPORATION (DOMESTIC BUSINESS)           COUNTY: KING
SERVICE COMPANY:  NATIONAL CORPORATE RESEARCH LTD.

FILED: 12/17/1993  DURATION: *********  CASH#: 97031000653  FILM#: 970317000628

ADDRESS FOR PROCESS

THE CORPORATION
C/O CHAMBERS DAVIDSON LLP                    242 OLD COUNTRY ROAD
MINEOLA, NY  11501

REGISTERED AGENT

STOCK:  6000000   PV

FILER                            FEES        95.00   PAYMENTS    95.00
-----                            ----                --------
CHAMBERS  DAVIDSON, LLP          FILING:     60.00   CASH:        0.00
717 FIFTH AVENUE                 TAX:        0.00    CHECK:       0.00
NEW YORK, NY 10022               CERT:       0.00    BILLED:      95.00
                                 COPIES:     10.00
                                 HANDLING:   25.00
                                                     REFUND:      0.00

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State of New York        ss:
Department of State

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of the said original.

Witness my hand and seal of the Department of State on Mar 19 1997


                                        Special Deputy Secretary of State

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                        CERTIFICATE OF AMENDMENT
                 OF THE CERTIFICATE OF INCORPORATION OF

                         ATLANTIS AQUAFARM, INC.

           (UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

      The undersigned, being the Incorporator, Secretary and the Vice President of Atlantis Aquafarm, Inc., hereby certify that:

     FIRST: The name of the corporation is Atlantis Aquafarm, Inc.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on December 17, 1993.

     THIRD: Article FOURTH of the certificate of incorporation of the corporation dealing with authorized shares and the par value thereof, is hereby amended to increase and re-designate the aggregate number of shares which the corporation shall have the authority to issue. Before the amendment the corporation is authorized to issue Twenty Five Million (25,000,000) shares, all of which are common shares each with a par value of One Cent ($.01) per share. None of these Twenty Five Million (25,000,000) shares have been issued by the corporation.

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      Article FOURTH of the  certificate  of  incorporation  of the  corporation dealing with authorized shares and the par value thereof, is hereby amended to increase and re-designate the aggregate number of common shares of Twenty Five Million (25,000,000) each with a par value of One Cent ($.01) per share. The aggregate number of shares which the corporation shall have the authority to issue after the amendment is Six Million (6,000,000) shares, consisting of (i) Five Million (5,000,000) common shares with no par value; and (ii) One Million (1,000,000) preferred shares each with a par value of One Cent ($.01) per share with rights and privileges to be determined by the board of directors of the corporation.
      To  effect  the   foregoing,   Article   FOURTH  of  the   certificate  of
incorporation is hereby amended to read in full as follows:

            "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Six Million (6,000,000) shares consisting of (i) Five Million (5,000,000) common shares, each with no par value; and (ii) One Million (1,000,000) preferred shares, each with a par value of One Cent ($.01) per share."

     The rate of the change for common shares is: 1 : 4. The rate of the change for preferred shares is: 1 : 5

     FOURTH: Article FIFTH of the certificate of incorporation of the corporation dealing with the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is hereby changed to: Atlantis Aquafarm, Inc. c/o Chambers Davidson LLP, 242 Old Country Road, Mineola, New York, 11501.

     To effect the foregoing, Article FIFTH of the certificate of incorporation is hereby

                                        2
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amended to read in full as follows:

            "The   Secretary  of  State  is  designated  as  the  agent  of  the
            Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:
                              Atlantis Aquafarm, Inc.
                              c/o Chambers Davidson LLP
                              242 Old Country Road
                              Mineola, New York, 11501."

     FIFTH:   The  foregoing   amendment  and  change  of  the   certificate  of
incorporation does not change any stated capital.

      SIXTH: The foregoing amendment and change of the certificate of incorporation of the corporation was duly adopted by unanimous vote of the board of directors of the corporation, there being no shareholders of record and no subscribers for shares whose subscriptions have been accepted.

      IN WITNESS WHEREOF, we have signed this certificate on the 12th day of March, 1997, and affirm the statements contained therein as true under penalties of perjury.

                                          /s/Graeme A. Chambers
                                          -----------------------------
                                          Graeme A. Chambers, Secretary


                                          /s/Graeme A. Chambers
                                          ----------------------------------
                                          Graeme A. Chambers, Vice President
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                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF
                            ATLANTIS AQUAFARM, INC.
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                               FILED MAR 17 1997

                                   FILED BY:
                             CHAMBERS DAVIDSON, LLP
                                717 FIFTH AVENUE
                            NEW YORK, NEW YORK 10022